UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ___)


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                                InterTAN, Inc.
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               (Name of Registrant as Specified in Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                      ***

                                 NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

TORONTO, Sep. 16, 2003 -- InterTAN, Inc. (NYSE: ITN; TSX: ITA), a leading consumer electronics retailer of both private label and internationally branded products, today announced that the following letter was sent to Emanuel R. Pearlman, Liberation Investments L.P. and Liberation Investments
Ltd.:

                         [Letterhead of Brian E. Levy]


                              September 16, 2003





Liberation Investments L.P.
Liberation Investments Ltd.
c/o Libra Securities Group, LLC
11766 Wilshire Boulevard, Suite 870
Los Angeles, CA 90025

Attention:  Mr. Emanuel R. Pearlman

Dear Mr. Pearlman:

          We have reviewed with our Board of Directors your letter dated September 10, 2003. We are pleased that you have accepted our invitation to you and your nominees to come to our offices in Barrie to hear a presentation by our management and our outside Canadian and U.S. legal and financial advisors concerning the Company's continuing efforts regarding a possible sale of the Company or its conversion to a Canadian income trust. At that meeting, we will also explain to you how, contrary to your letter, InterTAN's stock has outperformed various indices and peer groups over the last five years. We also look forward to hearing your and your nominees' constructive suggestions concerning our mutual goal of maximizing shareholder value.

          We are disappointed, however, that you have decided not to enter into a confidentiality agreement with us, because that will require our presentation, in order to comply with Regulation FD, to exclude any material non-public information that at this time would be inappropriate for us publicly to disclose to all our stockholders.

          We and our advisors are available on Thursday, September 25. Representing our Board of Directors will be Ron Stegall, our Chairman, Bill Bousquette and me. Please have your lawyers contact ours to let us know who, if anyone, besides you and your two nominees will attend.

          We look forward to meeting with you and discussing ways to maximize value for all InterTAN stockholders.

                                         Very truly yours,

                                         /s/ Brian E. Levy

                                         Brian E. Levy
                                         President and Chief Executive Officer
                                         InterTAN, Inc.





Copies to Mr. Dennis J. Block
          Cadwalader, Wickersham & Taft LLP
          100 Maiden Lane
          New York, NY 10038

          Mr. Scott M. Freeman
          Sidley Austin Brown & Wood LLP
          787 Seventh Avenue
          New York, NY 10019

**********

InterTAN, Inc. (the "Company"), headquartered in Toronto, operates through approximately 960 company retail stores and dealer outlets in Canada under the trade names RadioShack(R), Rogers AT&T Wireless Communications Express(R) and Battery Plus(R).

Certain information disclosed in this press release, including, among others, statements regarding the Company's future performance, and the Company in general, constitutes forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, consumer demand and preferences, product availability, development of new technology, general economic conditions, and other risks indicated in filings with the Securities and Exchange

Commission such as the Company's previously filed periodic reports, including its Annual Report on Form 10-K for the 2003 fiscal year. In particular, there can be no assurances that the strategic transactions described in the letter included in this press release will be effected.

The Company plans to file with the Securities and Exchange Commission and mail a proxy statement to its stockholders containing information about the company and certain proposals to be presented to a vote of stockholders at its 2003 Annual Meeting. STOCKHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement and other relevant documents at either www.sec.gov or www.intertan.com.

This release is not a proxy statement. The Company and the directors and certain of the executive officers of the Company may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of the Company at the 2003 Annual Meeting of stockholders of the Company. Those executive officers and directors of the Company are: Ron G. Stegall, William C. Bousquette, W. Darcy McKeough, James T. Nichols, Brian E. Levy, Ean G. Daoust, Jeffrey A. Losch and James P. Maddox.

Those directors and executive officers have interests in the solicitation from their beneficial ownership of the common stock of the Company. Additional information with respect to the beneficial ownership of those executive officers and directors of the Company common stock is set forth immediately below:

Name                                                                 Shares(1)
Ron G. Stegall, Director, Chairman of the Board                         87,500
William C. Bousquette, Director                                         107,100
W. Darcy McKeough, Director                                             75,000
James T. Nichols, Director and Vice Chairman                            184,159
Brian E. Levy, Director, President and Chief Executive Officer          515,266
Ean G. Daoust, Vice President                                           24,912
Jeffrey A. Losch, Senior Vice President, Secretary and General Counsel  38,750
James P. Maddox, Vice President and Chief Financial Officer             32,202

(1) Includes shares subject to options that may be exercised within 60 days of the date of this press release.

The Company's non-executive directors also receive customary compensation from the Company in exchange for their services as directors.